                                                                    EXHIBIT 10.5

                           AMENDMENT NUMBER SEVEN TO

             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

        This Amendment Number Seven to Second Amended and Restated Loan and Security Agreement ("Amendment") is entered into as of March ____, 2002, by and between CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Lender"), on the one hand, and SENSORY SCIENCE CORPORATION, a Delaware corporation ("Sensory"), and CALIFORNIA AUDIO LABS, LLC, a California limited liability company ("Cal-Audio", and collectively, jointly and severally, with Sensory, "Borrowers"), on the other hand, in light of the following:

        A. Borrowers and Lender have previously entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of August 19, 1998 (as amended and modified, from time to time, the "Agreement").

        B. Borrowers and Lender desire to amend the Agreement as provided for and on the conditions herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers and Lender hereby amend and supplement the Agreement as follows:

        1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

        2. AMENDMENTS.

           (a) The following definitions are hereby added to Section 1 of the
Agreement:

                "Availability Block" shall mean the greater of: (i) $2,500,000; or (ii) $5,000,000 minus the positive amount (if any) by which Borrowers' Revolving Loan availability under Section 2.1(a) (without deducting the Availability Block) exceeds $25,000,000.

                "Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), the amount equal to the difference between: (i) the aggregate net book value of all assets of such Person, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person (including tax and other proper accruals).

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                "Parent" shall mean SonicBlue Incorporated, a Delaware
        corporation.

           (b) The definition of "Applicable Inventory Reserve Percentage" in
Section 1 is hereby amended to read as follows:

                "Applicable Inventory Reserve Percentage" means, at any time and for any category of Eligible Inventory, the percentage obtained by subtracting from 100% the greater of (A) 65% of the Value of Eligible Inventory, or (B) 70% of the Orderly Liquidation Value of such Eligible Inventory, at such time."

           (c) Section (m) of the definition of "Eligible Accounts" in Section 1 of the Agreement is hereby amended to read as follows:

                "(m) such Accounts of a single account debtor or its affiliates do not exceed 20%, or in the case of Costco or Sam's Club 40%, of all otherwise Eligible Accounts or such other percentage as Lender may in its discretion impose from time to time in the future as a concentration limit (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);"

           (d) The definition of "Eligible Inventory" in Section 1 of the Agreement is hereby amended to read as follows:

                "Eligible Inventory" shall mean Inventory of Sensory consisting of boxed and sealed finished goods held for resale in the ordinary course of the business of Sensory which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) raw materials or work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in a Borrower's business; (f) Inventory at premises other than those owned and controlled by a Borrower, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral; provided, however, that Eligible Inventory which otherwise satisfies the criteria set forth herein shall include (i) Inventory at premises of any Customs Broker if Lender has received a Collateral Access Agreement from the Customs Broker duly authorized, executed and delivered by such Customs Broker, and (ii) Eligible In-Transit Inventory; (g) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security


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

        interest of Lender; (k) damaged and/or defective Inventory; (l) Inventory purchased or sold on consignment; (m) Inventory subject to trademark licenses or other intellectual property rights of third persons, or with respect to which Lenders ability to sell such Inventory following an Event of Default would be restricted; (n) Inventory of Cal-Audio; and (o) Inventory consisting of televisions and MP3 players. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral."

           (e) The definition of "Interest Rate" in Section 1 is hereby amended to read as follows:

                "Interest Rate" shall mean a rate of one percent (1.0%) per annum in excess of the Prime Rate; provided, that, the Interest Rate shall mean the rate of three percent (3.00%) per annum in excess of the Prime Rate, at Lender's option, without notice, (a) for the period (i) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations (notwithstanding entry of a judgment against either Borrower) and (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and
        (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrowers under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default)."

           (f) The definition of "Maximum Credit" in Section 1 of the Agreement is hereby amended to read as follows:

                "Maximum Credit" shall mean the amount of $25,000,000 minus the Availability Block.

           (g) The definition of "Orderly Liquidation Value" in Section 1 of the Agreement is hereby amended to read as follows:

                "Orderly Liquidation Value" means, for any asset, the "Orderly Liquidation Value" thereof, net of any and all costs and expenses of such asset's liquidation, as established by third party appraisals conducted pursuant to the terms of Section 7.3(d) or 7.4 hereof, as the case may be.

           (h) Section 2.1(a) of the Agreement is hereby amended to read as follows:

                "(a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrowers from time to time in amounts requested by Borrowers up to the amount equal to the sum of:


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

                (i) seventy-five (75%) percent of the Net Amount of Eligible Accounts, plus

                (ii) the least of: (A) 65% of the Value of Eligible Inventory, or (B) 70% of the Orderly Liquidation Value of such Eligible Inventory, or (C) the amount equal to: (1) $17,500,000 minus (2) the aggregate Inventory Letter of Credit Reserve amount for all outstanding Letter of Credit Accommodations, less

                (iii) the Availability Block; less

                (iv) any Availability Reserves.

        In no event shall there be more than: (1) $9,000,000 advanced at any one time against Eligible Inventory that is in transit to Borrowers; (2) 17,500,000 in the aggregate of advances at any one time against Eligible Inventory and outstanding Letter of Credit Accommodations; or (3) $1,500,000 of advances at any one time against Eligible Accounts of Cal-Audio."

           (i) Sections 3.1(b) and 3.1(c) of the Agreement are hereby deleted in their entirety, and all Loans shall be Prime Rate Loans.

           (j) Section 3.4 of the Agreement is hereby amended to read as follows:

                "Servicing Fee. Borrowers shall pay to Lender monthly a servicing fee in an amount equal to $2,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter."

           (k) Section 3.5 of the Agreement is hereby amended to read as follows:

                "Unused Line Fee. Borrowers shall pay to Lender monthly an unused line fee equal at a rate equal to one quarter of one percent (0.25%) percent per annum calculated upon the amount by which $22,500,000 exceeds the average daily principal balance of the outstanding Obligations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears."

           (l) Subsection (d) of Section 7.3 of the Agreement is hereby amended to read as follows:

                "(d) on a quarterly basis, and at such other times upon Lender's request, Borrowers shall, at their expense, but at any time or times as


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        Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender (which shall include a determination of the Orderly Liquidation Value of such Inventory) and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely;"

           (m) Section 9.6(a) of the Agreement is hereby amended to read as follows:

                "(a) Borrowers and Parent shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower and its subsidiaries (if any) in accordance with GAAP. Each Borrower shall furnish or cause to be furnished to Lender within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and, if either Borrower has any subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of such Borrower and its subsidiaries as of the end of and through such fiscal month. Borrowers shall cause Parent to furnish to Lender within ninety (90) days after the end of each fiscal year, audited consolidated financial statements of Parent and its subsidiaries (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Parent and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Parent and its subsidiaries as of the end of and for the fiscal year then ended."

           (n) Section 9.14 of the Agreement is hereby amended to read as follows:

                "Net Worth. Borrowers shall maintain a minimum Net Worth of $12,000,000."

           (o) Subsection (g) of Section 9.16 of the Agreement is hereby amended to read as follows:

                "(g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' operations, plus a per diem charge


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

        at the rate of $750 per person per day for Lender's examiners in the field and office;"

           (p) A new Section 9.18 shall be added to the Agreement which shall read as follows:

                "9.18 UMC Shares. On or before the fifth (5th) Business Day of each month commencing March 2002, Borrowers shall cause Parent to deliver to Lender a certificate, signed by the chief financial officer of Parent, certifying that as of the last Business Day of the immediately preceding month the aggregate market value of Parent's ownership interest in the shares of United Microelectronics Corp. ("UMC Shares") (calculated on the basis of the reported trading price for UMC Shares on the Taiwan Stock Exchange (Taiwan Weighted Index) and reported in US Dollars at then existing currency conversion rates), is at least $40,000,000, and that such UMC Shares are free of liens, claims and encumbrances of any kind; provided, however, UMC Shares that Parent is restricted from selling under that certain Stock Custody Agreement of July, 1999 with the Taiwan Stock Exchange, or otherwise, may be included in such calculations but only for periods on or before July 31, 2002 and only so long as such UMC Shares are properly classified as "current assets" under GAAP (i.e. they will be released from any such restrictions within 12 months of the date of such certification)."

           (q) The first sentence of Section 12.1(a) of the Agreement is hereby amended to read as follows:

                "This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on March 1, 2003 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof."

           (r) Exhibit A and Schedules 8.4, 8.8 and 9.11 to the Agreement are hereby deleted in their entirety and replaced with Exhibit A and Schedules 8.4,
8.8 and 9.11 attached to this Amendment and made a part hereof.

        3. REPRESENTATIONS AND WARRANTIES. Borrowers hereby affirm to Lender that all of Borrowers' representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

        4. NO DEFAULTS. Borrowers hereby affirm to Lender that no Event of Default has occurred and is continuing as of the date hereof.

        5. CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the following:


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

           (a) Payment by Borrowers to Lender of an amendment fee in the aggregate amount of $250,000, such fee to be charged to Borrowers' loan account pursuant to the Agreement;

           (b) Receipt by Lender from SonicBlue Incorporated, a Delaware corporation ("Parent"), of a reaffirmation of that certain Intercreditor Agreement, dated February 23, 2001, by and between Lender and Parent;

           (c) Receipt by Lender of an updated Information Certificate, dated as of even date herewith; and

           (d) Receipt by Lender of an executed copy of this Amendment.

        6. CONDITION SUBSEQUENT. No later than thirty (30) days following the date hereof, Borrowers shall deliver to Lender: (a) a fully executed landlord waiver, in form and substance acceptable to Lender in Lender's sole discretion, for each of the leasehold interests listed on Exhibit "B" attached hereto; and
(b) a fully executed Control Agreement in form and substance acceptable to Lender in Lender's sole discretion, for each of the deposit accounts set forth on Schedule 8.8 attached hereto.

           The obligation of Lender to make advances or otherwise extend credit hereunder is subject to the fulfillment and satisfaction of the foregoing conditions subsequent, and the failure by Borrowers to so perform or use their best efforts to cause to be performed such condition, as the case may be, shall constitute an Event of Default under the Agreement.

        7. COSTS AND EXPENSES. Borrowers shall pay to Lender all of Lender's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

        8. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

        9. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.


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

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Seven to Second Amended and Restated Loan and Security Agreement as of the date first set forth above.

                                          CONGRESS FINANCIAL CORPORATION
                                          (WESTERN),
                                          a California corporation


                                          By:     /s/ Jeffrey K. Scott
                                              ----------------------------------
                                          Name:     Jeffrey K. Scott
                                                --------------------------------
                                          Title:           V.P.
                                                 -------------------------------


                                          SENSORY SCIENCE CORPORATION,
                                          a Delaware corporation


                                          By:     /s/ Roger B. Hackett
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------


                                          CALIFORNIA AUDIO LABS, LLC,
                                          a California limited liability company



                                          By:     /s/ Roger B. Hackett
                                              ---------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                   EXHIBIT "A"

                             INFORMATION CERTIFICATE

                                   EXHIBIT "B"

                               LEASEHOLD INTERESTS

4703 West Brill St.
Phoenix, AZ 85043

78350 E. McLane Dr
Scottsdale, AZ 85260

835 Sinclair Frontage Rf
Milpitas, CA 95035

3700 Redondo Beach Ave
Redondo Beach, CA 90278

Val Express 1-Matrix Dr
Monroe Township, NJ 08831

                                  SCHEDULE 8.4

                                 EXISTING LIENS

                                  SCHEDULE 8.8

                                  BANK ACCOUNTS

                                  SCHEDULE 9.11

          PERMITTED DIVIDENDS AND OTHER DISTRIBUTIONS OF CAPITAL STOCK

        Each of the undersigned has executed a continuing guaranty (each, individually, a "Guaranty") in favor of CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Lender"), respecting the obligations of SENSORY SCIENCE CORPORATION, a Delaware corporation ("Sensory"), and CALIFORNIA AUDIO LABS, LLC, a California limited liability company ("Cal-Audio", and collectively, jointly and severally, with Sensory, the "Borrowers") owing to Lender. Each of the undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that: its Guaranty remains in full force and effect; nothing in such Guaranty obligates Lender to notify the undersigned of any changes in the financial accommodations made available to the Borrowers or to seek reaffirmations of the Guaranty; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.

        In addition to the foregoing, SonicBlue Incorporated, a Delaware corporation, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby covenants and agrees to provide the certificates referred to in Section 9.18 and the financial statements referred to in Section 9.6(a) of the Agreement, as amended by the above Amendment.

                                          SONICBLUE INCORPORATED,

                                          a Delaware corporation

                                          By:          /s/ John J. Todd
                                             -----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------


                                          SENSORY SCIENCE CORPORATION,
                                          a Delaware corporation


                                          By:       /s/ Roger B. Hackett
                                             -----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------


                                          CALIFORNIA AUDIO LABS, LLC,
                                          a California limited liability company


                                          By:         /s/ Roger B. Hackett
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------